SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 18, 2001

                                AKI HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                        Commission File Number: 333-60991

         Delaware                                              74-2883163
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                                    AKI, INC.
             (Exact name of registrant as specified in its charter)

                       Commission File Number: 333-60989

         Delaware                                              13-3785856
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


         1815 East Main Street
         Chattanooga, TN                                       37404
(Address of principal executive offices)                    (Zip Code)


                                 (423) 624-3301
              (Registrant's telephone number, including area code)


                -------------------------------------------------
          (Former name or former address, if changed since last report)

The Registrants hereby amends Item 7 of their Current Report on Form 8-K dated December 26, 2001 to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         Audited financial statements of Color Prelude for the year ended
            December 31, 2000.
         Unaudited financial statements of Color Prelude for the nine months ended September 30, 2001.
         Unaudited statements of operations and cash flows of Color Prelude for the nine months ended September 30, 2000.

(b)      Pro Forma Financial Information.

         AKI Holding Corp.

              Unaudited pro forma condensed consolidated balance sheet as of
                 September 30, 2001.
              Unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2001.
              Unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2001.

         AKI, Inc.

              Unaudited pro forma condensed consolidated balance sheet as of
                 September 30, 2001.
              Unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2001.
              Unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2001.

 (c)     Exhibits

2.1      Asset Purchase Agreement dated as of December 18, 2001 by and among
            Heritage Marketing Corporation, Color Prelude, Inc. and IST, Corp. (filed with the Registrants' Form 8-K dated December 26, 2001).
10.1     Amended and Restated Credit Agreement dated as of December 18, 2001 by and among AKI, Inc. and Heller Financial, Inc. and Other Financial Institutions Party hereto (filed with the Registrants' Form 8-K dated December 26, 2001).
99.1     Press release issued on December 20, 2001 by AKI, Inc. (filed with the
            Registrants' Form 8-K dated December 26, 2001).

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of AKI Holding Corp. and Subsidiaries

     In our opinion, the accompanying balance sheet and the related statement of operations, divisional equity and cash flows present fairly, in all material respects, the financial position of Color Prelude at December 31, 2000 and the results of its operations and its cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Color Prelude's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion.





PricewaterhouseCoopers LLP
Knoxville, Tennessee
January 25, 2002

                                  COLOR PRELUDE
                                 BALANCE SHEETS
                                 (in thousands)



                                                                                December 31,      September 30,
                                                                                   2000                2001
                                                                                   ----                ----
                                                                                                   (unaudited)
ASSETS
Current assets
Cash and cash equivalents..............................................        $         1         $         1
Accounts receivable, net...............................................              2,521               2,039
Inventory..............................................................                959               1,130
Prepaid expenses.......................................................                 26                  77
                                                                               -----------         -----------
      Total current assets.............................................              3,507               3,247

Plant and equipment, net...............................................              4,310               5,208
Goodwill, net .........................................................              3,651               3,435
Other intangible assets, net...........................................              3,284               3,041
                                                                               -----------         -----------
      Total assets.....................................................        $    14,752         $    14,931
                                                                               ===========         ===========


LIABILITIES AND DIVISIONAL EQUITY
Current liabilities
Accounts payable, trade................................................        $       930         $     1,245
Accrued expenses.......................................................                950                 857
                                                                               -----------         -----------
         Total current liabilities.....................................              1,880               2,102

Deferred income taxes..................................................                509                 548
                                                                               -----------         -----------
         Total liabilities.............................................              2,389               2,650

Commitments and contingencies

Divisional equity......................................................             12,363              12,281
                                                                               -----------         -----------

      Total liabilities and divisional equity..........................        $    14,752         $    14,931
                                                                               ===========         ===========


              The accompanying notes are an integral part of these
                             financial statements.

                                  COLOR PRELUDE
                            STATEMENTS OF OPERATIONS
                                 (in thousands)


                                                                                           Nine Months Ended
                                                                Year Ended                    September 30,
                                                               December 31,             ------------------------
                                                                   2000                 2001                2000
                                                                   ----                 ----                ----
                                                                                     (unaudited)        (unaudited)


Net sales............................................          $    13,390          $     9,749         $     9,580
Cost of goods sold...................................                7,769                6,352               5,719
                                                               -----------          -----------         -----------

       Gross profit..................................                5,621                3,397               3,861

Selling, general and administrative expenses.........                2,930                2,105               2,062
Amortization of goodwill and other intangible assets.                  612                  459                 459
                                                               -----------          -----------         -----------

       Income from operations........................                2,079                  833               1,340

Other expenses:
    Interest expense to affiliate....................                  908                  714                 681
    Management fees to affiliate.....................                  120                  135                  90
                                                               -----------          -----------         -----------

       Income (loss) before income taxes.............                1,051                  (16)                569

Income tax expense...................................                  383                    -                 288
                                                               -----------          -----------         -----------

       Net income (loss).............................          $       668          $       (16)        $       281
                                                               ===========          ============        ===========



              The accompanying notes are an integral part of these
                             financial statements.

                                  COLOR PRELUDE
                         STATEMENTS OF DIVISIONAL EQUITY
         For the year ended December 31, 2000 and the nine months ended
                               September 30, 2001
                                 (in thousands)


 Balance, December 31, 1999...........................................         $    13,530
 Net capital contribution / (distribution) to parent..................              (1,835)
 Net income...........................................................                 668
                                                                               -----------

 Balance, December 31, 2000...........................................              12,363
 Net capital contribution / (distribution) to parent (unaudited)......                 (66)
 Net loss (unaudited).................................................                 (16)
                                                                               -----------

 Balance, September 30, 2001 (unaudited)..............................         $    12,281
                                                                               ===========



              The accompanying notes are an integral part of these
                             financial statements.

                                  COLOR PRELUDE
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                                                               Nine Months Ended
                                                                    Year Ended                    September 30,
                                                                   December 31,             ------------------------
                                                                       2000                 2001                2000
                                                                       ----                 ----                ----
                                                                                         (unaudited)         (unaudited)

Cash flows from operating activities:
   Net income (loss)..........................................      $       668          $       (16)        $       281
   Adjustment to reconcile net income (loss) to net cash
     provided by operating activities:
         Depreciation and amortization of goodwill and other
            intangibles.......................................            1,310                  972                 982
         Deferred income taxes................................              166                   39                 128
         Changes in operating assets and liabilities:
              Accounts receivable.............................             (822)                 482                 (84)
              Inventory.......................................             (148)                (171)                (86)
              Prepaid expenses................................               12                  (51)                 12
              Accounts payable and accrued expenses...........              693                  222                 209
                                                                    -----------          -----------         -----------

         Net cash provided by operating activities............            1,879                1,477               1,442
                                                                    -----------          -----------         -----------

Cash flows from investing activities:
   Purchases of equipment.....................................              (44)              (1,411)                (56)
                                                                    -----------          -----------         -----------

         Net cash used in investing activities................              (44)              (1,411)                (56)
                                                                    -----------          -----------         -----------

Cash flows from financing activities:
   Net capital contribution / (distribution) to parent........           (1,835)                 (66)             (1,386)
                                                                    -----------          -----------         -----------

         Net cash used in financing activities................           (1,835)                 (66)             (1,386)
                                                                    -----------          -----------         -----------

Net increase in cash and cash equivalents.....................                -                    -                   -
Cash and cash equivalents, beginning of period................                1                    1                   1
                                                                    -----------          -----------         -----------
Cash and cash equivalents, end of period......................      $         1          $         1         $         1
                                                                    ===========          ===========         ===========

Supplemental information:
   Cash paid for income taxes.................................      $         -          $        36         $         -




              The accompanying notes are an integral part of these
                             financial statements.

                                  COLOR PRELUDE
                          NOTES TO FINANCIAL STATEMENTS
                                 (in thousands)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Interim Financial Information

          The balance sheet at September 30, 2001, and the statements of operations, of changes in divisional equity and cash flows for the nine month periods ended September 30, 2001 and 2000 are unaudited, and certain information and footnote disclosure related thereto, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, the unaudited interim financials were prepared following the same policies and procedures used in the preparation of the audited financial statements and all adjustments, consisting only of normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

     Basis of Presentation

          IST, Corp. ("IST") is a wholly owned subsidiary of AKI, INC. On December 18, 2001 ("Acquisition Date"), IST acquired the business, including substantially all of the assets and assumed certain liabilities of Color Prelude, Inc. (such business referred to as the "CP" or "Color Prelude"). Historically, separate financial statements were not prepared for CP. These financial statements have been carved out from the historical books and records of the former parent. The divisional equity balance includes (1) the original investment in CP, (2) the results of all subsequent operations, (3) the difference between all costs and expenses paid by the former parent or allocated to CP by its former parent, (4) the interest on debt of the former parent allocated to CP, and (5) all cash transferred to or from its former parent since inception.

          CP manufactures cosmetic samples using proprietary and patented technology. While its products are not limited to a specific segment of the manufacturing industry, substantially all business is derived from companies in the international cosmetic industry.

          The only allocations from the parent related to interest expense and group medical insurance costs. All of the allocations and estimates in the financial statements are based on assumptions that management believes are reasonable under the circumstances. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if CP had been operated as a separate entity.

     Cash and Cash Equivalents

          CP considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

     Concentration of Credit Risk

          CP grants credit terms in the normal course of business to its customers, and as part of its ongoing procedures, CP monitors the credit worthiness of its customers. CP does not believe that it is subject to any unusual credit risk beyond the normal credit risk attendant in its business.

                                  COLOR PRELUDE
                          NOTES TO FINANCIAL STATEMENTS
                                 (in thousands)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Three customers accounted for 76% of net sales during the year ended December 31, 2000.

     Revenue Recognition and Accounts Receivable

          Product sales are recognized at the time the risk of ownership transfers, net of estimated discounts. Accounts receivable is accounted for net of allowances for doubtful accounts of $10 at December 31, 2000.

     Inventory

          Inventory is stated at the lower of cost or market using the first-in, first-out (FIFO) method.

     Plant and Equipment

          Plant and equipment are stated at cost. Expenditures that extend the economic lives or improve the efficiency of equipment are capitalized. The costs of maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded.

          Depreciation is computed using the straight-line method based on the estimated useful lives, ranging from three to ten years, of the assets for financial reporting purposes and accelerated methods for tax purposes. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the lease term.

     Goodwill

          Goodwill, which represents the excess purchase price paid over the fair value of net identifiable assets as of the Acquisition Date, is amortized over a period of fifteen years using the straight-line method. Accumulated amortization was $673 at December 31, 2000.

          Management periodically reviews the value of its goodwill and other long-lived assets to determine if an impairment has occurred. The potential impairment of recorded goodwill and other long-lived assets is measured by the undiscounted value of expected future operating cash flows in relation to its net capital investment. Based on its review, management does not believe that an impairment of its goodwill or other long-lived assets has occurred.

     Other Intangible Assets

          Other intangible assets include patents and trademarks and are being amortized over their estimated lives using the straight-line method. Accumulated amortization related to these intangible assets was $756 at December 31, 2000.

                                  COLOR PRELUDE
                          NOTES TO FINANCIAL STATEMENTS
                                 (in thousands)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Research and Development Expenses

          Research and development expenditures are charged to cost of goods sold in the period incurred. Research and development expenses totaled $339 for the year ended December 31, 2000.

     Income Taxes

          Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Accordingly, deferred tax assets and liabilities are recognized at the applicable income tax rates based upon future tax consequences of temporary differences between the tax bases and financial reporting bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

     Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Recently Issued Accounting Standards

          FASB Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141") was issued in June 2001. SFAS 141 changes the accounting and reporting for business combinations. SFAS 141 is effective for all business combinations initiated after June 30, 2001.

          FASB Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142") was issued in June 2001. SFAS 142 changes the accounting and reporting for acquired goodwill and other intangible assets. SFAS 142 is effective for fiscal years beginning after December 15, 2001, and must be applied at the beginning of an entity's fiscal year. SFAS 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment at least annually and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value.

                                  COLOR PRELUDE
                          NOTES TO FINANCIAL STATEMENTS
                                 (in thousands)



2.    INVENTORY

          The following table details the components of inventory:



                                                             December 31,         September 30,
                                                                 2000                  2001
                                                                 ----                  ----
                                                                                   (unaudited)

             Raw materials..........................           $      339            $      687
             Work in process........................                  302                   247
             Finished goods.........................                  368                   246
             Reserve for obsolescence...............                  (50)                  (50)
                                                               ----------            ----------
                 Total inventory....................           $      959            $    1,130
                                                               ==========            ==========



3.   PLANT AND EQUIPMENT

          The following table details the components of plant and equipment as of December 31, 2000:

         Cost:
              Leasehold improvements...............            $    253
              Machinery and equipment..............               5,322
              Furniture and fixtures...............                 179
              Construction in progress.............                  66
                                                               --------
                                                                  5,820
         Accumulated depreciation..................              (1,510)
                                                               --------
                                                               $  4,310
                                                               ========

          Depreciation expense amounted to $696 for the year ended December 31, 2000.

4.   COMMITMENTS AND CONTINGENCIES

     Operating Leases

          Equipment and office, warehouse and production space under operating leases expire at various dates. Rent expense was $344 for the year ended December 31, 2000. Future minimum lease payments under the leases as of December 31, 2000 are as follows:

                                    2001       $    350
                                    2002             93
                                    2003             29
                                    2004             16
                                               --------
                                               $    488
                                               ========

     Litigation

          CP is a party to litigation arising in the ordinary course of business, which in the opinion of management, will not have a material adverse effect on CP's financial condition, results of operations or cash flows.

                                  COLOR PRELUDE
                          NOTES TO FINANCIAL STATEMENTS
                                 (in thousands)


5.   RETIREMENT PLANS

          A 401(k) defined contribution retirement savings plan (the "Plan") is maintained for substantially all full-time salaried employees. Applicable employees who have three months of service and have attained age 21 are eligible to participate in the Plan. Employees may elect to contribute a percentage of their earnings to the Plan in accordance with limits prescribed by law. The parent made contributions to the Plan by matching a percentage of employee contributions. Contributions to the Plan totaled $68 for the year ended December 31, 2000.

6.   INCOME TAXES

          The income tax provision (primarily federal) for the year ended December 31, 2000 consists of the following:

           Current.............................     $   217
           Deferred............................         166
                                                    -------
                                                    $   383
                                                    =======

          The income tax provision recognized by CP for the year ended December 31, 2000 differs from the amount determined by applying the applicable U.S. statutory federal income tax rate to pretax income primarily as a result of nondeductible expenses and state income taxes, net of the federal income tax effect.

          The net deferred tax liability at December 31, 2000 is composed of the tax effect of differences in depreciation for tax and book purposes.

7.   GEOGRAPHIC INFORMATION

          The following table illustrates geographic information for revenues and long-lived assets. Revenues are attributed to countries based on the receipt of sales orders and long-lived assets are based upon the country of domicile.


                                                       United States          Japan         Europe         Total
                                                       -------------          -----         ------         -----
     Net sales:

     Year ended December 31, 2000................      $    11,705         $   1,390      $     295     $   13,390


     Long-lived assets:

     December 31, 2000...........................           11,245                 -              -         11,245



                       AKI HOLDING CORP. AND SUBSIDIARIES

                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED FINANCIAL DATA



     AKI Holding Corp. ("Holding") through it subsidiary AKI, Inc. ("AKI") organized IST, Corp. ("IST") for purposes of acquiring the business including substantially all of the assets and assumption of certain liabilities of Color Prelude, Inc. (such business referred to as "CP" or "Color Prelude"). IST was capitalized by an equity contribution from AKI; and on December 18, 2001, IST acquired CP.

     The following unaudited pro forma condensed consolidated financial data of Holding are based upon historical financial statements of Holding as adjusted to give effect to the CP acquisition. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 gives effect to the CP acquisition as if it had occurred on September 30, 2001. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2001 and for the three months ended September 30, 2001 give effect to the CP acquisition as if it had occurred at the beginning of the period presented.

     Pro forma adjustments are described in the accompanying notes and are applied to the historical condensed consolidated balance sheet and condensed consolidated statements of operations of Holding to account for the CP acquisition under the purchase method of accounting. The CP acquisition purchase price has been allocated to assets purchased and liabilities assumed based upon estimates of their respective fair value as of September 30, 2001 as determined by management.

     The pro forma adjustments are based on estimated, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated financial data do not purport to represent what Holding's results of operations or financial position that would actually have resulted if the CP acquisition had occurred on the dates indicated and are not necessarily representative of Holding's results of operations for any future period. The unaudited pro forma condensed consolidated balance sheet and consolidated statements of operations should be read in conjunction with the Consolidated Financial Statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information appearing in Holding's annual report Form 10-K and quarterly report Form 10-Q filed with the Securities and Exchange Commission on September 18, 2001 and November 9, 2001, respectively.

                       AKI HOLDING CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                         SEPTEMBER 30, 2001 (UNAUDITED)
                                 (in thousands)


                                                       AKI Holding     Color Prelude     Pro forma           AKI Holding
                                                        Historical       Historical     Adjustments           Pro forma
                                                        ----------       ----------     -----------           ---------
ASSETS
Current Assets
     Cash and cash equivalents......................     $    449          $      1        $    -               $    450
     Accounts receivable, net.......................       28,307             2,039             -                 30,346
     Inventory, net.................................        7,090             1,130             -                  8,220
     Prepaid expenses...............................          624                77             -                    701
     Deferred income taxes..........................          770                 -             -                    770
                                                         --------          --------        ------               --------

       Total current assets.........................       37,240             3,247             -                 40,487

Property, plant and equipment, net..................       15,021             5,208         2,069   (a)           22,298
Goodwill, net.......................................      156,133             3,435         4,432   (a)          164,000
Other intangible assets, net........................        6,117             3,041           375   (a)            9,533
Deferred charges, net...............................        4,214                 -             -                  4,214
Deferred income taxes...............................          663                 -             -                    663
Other assets........................................           88                 -             -                     88
                                                         --------          --------        ------               --------

       Total assets.................................     $219,476          $ 14,931        $6,876               $241,283
                                                         ========          ========        ======               ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
     Current portion of capital lease...............     $    496          $      -        $    -               $    496
     Current portion of long-term debt..............            -                 -         1,000   (a)            1,000
     Accounts payable and accrued expenses..........       16,684             2,102             -                 18,786
                                                         --------          --------        ------               --------

       Total current liabilities....................       17,180             2,102         1,000                 20,282

Revolving loan......................................        6,500                 -         9,705   (a)           16,205
Term loan...........................................            -                 -         9,000   (a)            9,000
Senior notes........................................      103,510                 -             -                103,510
Senior discount debentures..........................       24,733                 -             -                 24,733
Promissory note to stockholder......................          350                 -             -                    350
Deferred income taxes...............................            -               548          (548)  (a)                -
Other non-current liabilities.......................        1,915                 -             -                  1,915
                                                         --------          --------        ------               --------

       Total liabilities............................      154,188             2,650        19,157                175,995

Stockholder's Equity
     Common stock...................................            -                 -             -                      -
     Additional paid-in capital.....................       93,656                 -             -                 93,656
     Accumulated deficit............................      (12,174)                -             -                (12,174)
     Accumulated other comprehensive loss...........         (464)                -             -                   (464)
     Carryover basis adjustment.....................      (15,730)                -             -                (15,730)
     Divisional equity..............................            -            12,281        (12,281) (a)                -
                                                         --------          --------        -------              --------

       Total liabilities and stockholder's equity...     $219,476          $ 14,931        $ 6,876              $241,283
                                                         ========          ========        =======              ========


      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                                Balance Sheets.

                       AKI HOLDING CORP. AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 2001
                                 (in thousands)

(a) Reflects the purchase of CP for $19,705, including transaction expenses, funded through cash of $2,005 and borrowings of $17,700 under the revolving loan ($7,700) and term loan ($10,000) and the elimination of CP divisional equity of $12,281. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of September 30, 2001:


                   Property and equipment.................................         $  7,277
                   Current assets.........................................            3,247
                   Other intangible assets................................            3,416
                   Goodwill  .............................................            7,867
                   Accounts payable and accrued expenses..................           (2,102)
                                                                                   --------

                        Purchase price, including transaction expenses....         $ 19,705
                                                                                   ========


         For purposes of the pro forma balance sheet at September 30, 2001, the $2,005 cash portion of the purchase price has been reflected as an additional borrowing under the revolving loan.

         The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at December 18, 2001, the Acquisition Date. AKI is in the process of obtaining valuations of certain assets and making certain claims against the sellers of CP; thus the allocation of the purchase price is subject to refinement.



                   Property and equipment.................................         $  7,871
                   Current assets.........................................            5,731
                   Other intangible assets................................            3,347
                   Goodwill  .............................................            6,250
                   Accounts payable and accrued expenses..................           (3,494)
                                                                                   --------

                       Purchase price, including transaction expenses.....         $ 19,705
                                                                                   ========


                       AKI HOLDING CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
                                 (in thousands)


                                                          AKI Holding      Color Prelude      Pro forma            AKI Holding
                                                           Historical        Historical      Adjustments            Pro forma
                                                           ---------         ----------      -----------            ---------
Net sales.......................................            $ 27,381         $  2,447          $    -                $ 29,828
Cost of goods sold..............................              16,714            1,944               -                  18,658
                                                            --------         --------          ------                --------

       Gross profit.............................              10,667              503               -                  11,170

Selling, general and administrative expenses....               4,195              563            (113)  (a)             4,645
Amortization of goodwill and other intangibles..               1,446              153             (72)  (b)             1,527
                                                            --------         --------          ------                --------

       Income (loss) from operations............               5,026             (213)            185                   4,998

Other expense (income):
     Interest expense to stockholder............                   4                -               -                       4
     Interest expense, other....................               3,867              132             178   (c)             4,177
     Management fees and other, net.............                  63               45             (45)  (d)                63
                                                            --------         --------          ------                --------

       Income (loss) before income taxes........               1,092             (390)             52                     754

Income tax expense (benefit)....................                 946             (144)             19   (e)               821
                                                            --------         --------          ------                --------

     Net income (loss)..........................            $    146         $   (246)         $   33                $    (67)
                                                            ========         ========          ======                ========



      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                           Statements of Operations.

                       AKI HOLDING CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED JUNE 30, 2001 (UNAUDITED)
                                 (in thousands)


                                                        AKI Holding      Color Prelude      Pro forma             AKI Holding
                                                         Historical        Historical      Adjustments             Pro forma
                                                         ----------        ----------      -----------             ---------
Net sales.......................................         $115,395          $ 13,727          $    -                $129,122
Cost of goods sold..............................           71,336             8,303               -                  79,639
                                                         --------          --------          ------                --------

       Gross profit.............................           44,059             5,424               -                  49,483

Selling, general and administrative expenses....           18,199             3,045            (452)  (a)            20,792
Amortization of goodwill and other intangibles..            5,757               612            (288)  (b)             6,081
                                                         --------          --------          ------                --------

       Income from operations...................           20,103             1,767             740                  22,610

Other expense (income):
     Interest expense to stockholder............              320                 -               -                     320
     Interest expense, other....................           16,591               746             493   (c)            17,830
     Management fees and other, net.............              250               150            (150)  (d)               250
                                                         --------          --------          ------                --------

       Income before income taxes and
          extraordinary item....................            2,942               871             397                   4,210

Income tax expense .............................            3,449               323             147   (e)             3,919
                                                         --------          --------          ------                --------

     Income (loss) before extraordinary item....             (507)              548             250                     291

Extraordinary gain from early retirement of
   debt, net of tax.............................            2,016                 -               -                   2,016
                                                         --------          --------          ------                --------

     Net income ................................         $  1,509          $    548          $  250                $  2,307
                                                         ========          ========          ======                ========




      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                           Statements of Operations.

                       AKI HOLDING CORP. AND SUBSIDIARIES
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

(a) Reflects the decrease in selling, general and administrative expenses ($113 in the three months ended September 30, 2001 and $452 in the year ended June 30, 2001) due to the elimination of certain CP selling and administrative personnel for actual terminations which occurred concurrent with the transaction.

(b) Represents the elimination of CP's historical amortization of goodwill ($72 in the three months ended September 30, 2001 and $288 in the year ended June 30, 2001). Under SFAS 142, CP's goodwill will not be amortized but will be reviewed at least annually for impairment.

(c) Reflects incremental interest expense ($178 in the three months ended September 30, 2001 and $493 in the year ended June 30, 2001) on the incremental net debt of $17,700 at an interest rate of 7%.

(d) Reflects the elimination of CP's management fees to former affiliate ($45 in the three months ended September 30, 2001 and $150 in the year ended June 30, 2001).

(e) Reflects incremental income tax benefit ($19 in the three months ended September 30, 2001 and $147 in the year ended June 30, 2001) relating to the pro forma condensed consolidated statements of operations' adjustments in (a), (b), (c) and (d) above.

                           AKI, INC. AND SUBSIDIARIES

                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED FINANCIAL DATA



     AKI, Inc. ("AKI") organized IST, Corp. ("IST") for purposes of acquiring the business including substantially all of the assets and assumption of certain liabilities of Color Prelude, Inc. (such business referred to as "CP" or "Color Prelude"). IST was capitalized by an equity contribution from AKI; and on December 18, 2001, IST acquired CP.

     The following unaudited pro forma condensed consolidated financial data of AKI are based upon historical financial statements of AKI as adjusted to give effect to the CP acquisition. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 gives effect to the CP acquisition as if it had occurred on September 30, 2001. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2001 and for the three months ended September 30, 2001 give effect to the CP acquisition as if it had occurred at the beginning of the period presented.

     Pro forma adjustments are described in the accompanying notes and are applied to the historical condensed consolidated balance sheet and condensed consolidated statements of operations of AKI to account for the CP acquisition under the purchase method of accounting. The CP acquisition purchase price has been allocated to assets purchased and liabilities assumed based upon estimates of their respective fair value as of September 30, 2001 as determined by management.

     The pro forma adjustments are based on estimated, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated financial data do not purport to represent what AKI's results of operations or financial position that would actually have resulted if the CP acquisition had occurred on the dates indicated and are not necessarily representative of AKI's results of operations for any future period. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations should be read in conjunction with the Consolidated Financial Statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information appearing in AKI's annual report Form 10-K and quarterly report Form 10-Q filed with the Securities and Exchange Commission on September 18, 2001 and November 9, 2001, respectively.

                           AKI, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                         SEPTEMBER 30, 2001 (UNAUDITED)
                                 (in thousands)


                                                        AKI, Inc.       Color Prelude     Pro forma            AKI, Inc.
                                                        Historical        Historical     Adjustments           Pro forma
                                                        ----------        ----------     -----------           ---------
ASSETS
Current Assets
     Cash and cash equivalents......................     $    449          $      1        $    -               $    450
     Accounts receivable, net.......................       28,307             2,039             -                 30,346
     Inventory, net.................................        7,090             1,130             -                  8,220
     Prepaid expenses...............................          624                77             -                    701
     Deferred income taxes..........................          770                 -             -                    770
                                                         --------          --------        ------               --------

       Total current assets.........................       37,240             3,247             -                 40,487

Property, plant and equipment, net..................       15,021             5,208         2,069  (a)            22,298
Goodwill, net.......................................      156,133             3,435         4,432  (a)           164,000
Other intangible assets, net........................        6,117             3,041           375  (a)             9,533
Deferred charges, net...............................        3,428                 -             -                  3,428
Other assets........................................           88                 -             -                     88
                                                         --------          --------        ------               --------

       Total assets.................................     $218,027          $ 14,931        $6,876               $239,834
                                                         ========          ========        ======               ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
     Current portion of capital lease...............     $    496          $      -        $    -               $    496
     Current portion of long-term debt..............            -                 -         1,000  (a)             1,000
     Accounts payable and accrued expenses..........       16,565             2,102             -                 18,667
                                                         --------          --------        ------               --------

       Total current liabilities....................       17,061             2,102         1,000                 20,163

Revolving loan......................................        6,500                 -         9,705  (a)            16,205
Term loan...........................................            -                 -         9,000  (a)             9,000
Senior notes........................................      103,510                 -             -                103,510
Promissory note to stockholder......................          350                 -             -                    350
Deferred income taxes...............................        1,946               548          (548) (a)             1,946
Other non-current liabilities.......................        1,915                 -             -                  1,915
                                                         --------          --------        ------               --------

       Total liabilities............................      131,282             2,650        19,157                153,089

Stockholder's Equity
     Common stock...................................            -                 -             -                      -
     Additional paid-in capital.....................      107,348                 -             -                107,348
     Accumulated deficit............................       (4,409)                -             -                 (4,409)
     Accumulated other comprehensive loss...........         (464)                -             -                   (464)
     Carryover basis adjustment.....................      (15,730)                -             -                (15,730)
     Divisional equity..............................            -            12,281       (12,281) (a)                 -
                                                         --------          --------       -------               --------

       Total liabilities and stockholder's equity...     $218,027          $ 14,931       $ 6,876               $239,834
                                                         ========          ========       =======               ========




      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                                 Balance Sheets.

                           AKI, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                 (in thousands)



(a) Reflects the purchase of CP for $19,705, including transaction expenses, funded through cash of $2,005 and borrowings of $17,700 under the revolving loan ($7,700) and term loan ($10,000) and the elimination of CP divisional equity of $12,281. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of September 30, 2001:


                   Property and equipment.................................         $  7,277
                   Current assets.........................................            3,247
                   Other intangible assets................................            3,416
                   Goodwill  .............................................            7,867
                   Accounts payable and accrued expenses..................           (2,102)
                                                                                   ---------

                        Purchase price, including transaction expenses....         $ 19,705
                                                                                   ========


         For purposes of the pro forma balance sheet at September 30, 2001, the $2,005 cash portion of the purchase price has been reflected as an additional borrowing under the revolving loan.

         The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at December 18, 2001, the Acquisition Date. AKI is in the process of obtaining valuations of certain assets and making certain claims against the sellers of CP; thus the allocation of the purchase price is subject to refinement.


                   Property and equipment.................................         $  7,871
                   Current assets.........................................            5,731
                   Other intangible assets................................            3,347
                   Goodwill  .............................................            6,250
                   Accounts payable and accrued expenses..................           (3,494)
                                                                                   --------

                       Purchase price, including transaction expenses.....         $ 19,705
                                                                                   ========


                           AKI, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
                                 (in thousands)



                                                           AKI, Inc.       Color Prelude      Pro forma              AKI, Inc.
                                                           Historical        Historical      Adjustments             Pro forma
                                                           ----------        ----------      -----------             ---------
Net sales.......................................            $ 27,381         $  2,447          $    -                $ 29,828
Cost of goods sold..............................              16,714            1,944               -                  18,658
                                                            --------         --------          ------                --------

       Gross profit.............................              10,667              503               -                  11,170

Selling, general and administrative  expenses...               4,195              563            (113) (a)              4,645
Amortization of goodwill and other intangibles..               1,446              153             (72) (b)              1,527
                                                            --------         --------          ------                --------

       Income (loss) from operations............               5,026             (213)            185                   4,998

Other expense (income):
     Interest expense to stockholder............                   4                -               -                       4
     Interest expense, other....................               3,040              132             178  (c)              3,350
     Management fees and other, net.............                  63               45             (45) (d)                 63
                                                            --------         --------          ------                --------

       Income (loss) before income taxes........               1,919             (390)             52                   1,581

Income tax expense (benefit)....................               1,217             (144)             19  (e)              1,092
                                                            --------         --------          ------                --------

     Net income (loss)..........................            $    702         $   (246)         $   33                $    489
                                                            ========         ========          ======                ========




      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                           Statements of Operations.

                           AKI, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED JUNE 30, 2001 (UNAUDITED)
                                 (in thousands)



                                                           AKI, Inc.       Color Prelude      Pro forma              AKI, Inc.
                                                           Historical        Historical      Adjustments             Pro forma
                                                           ----------        ----------      -----------             ---------
Net sales.......................................            $115,395         $ 13,727          $    -                $129,122
Cost of goods sold..............................              71,336            8,303               -                  79,639
                                                            --------         --------          ------                --------

       Gross profit.............................              44,059            5,424               -                  49,483

Selling, general and administrative expenses....              18,199            3,045            (452) (a)             20,792
Amortization of goodwill and other intangibles..               5,757              612            (288) (b)              6,081
                                                            --------         --------          ------                --------

       Income from operations...................              20,103            1,767             740                  22,610

Other expense (income):
     Interest expense to stockholder............                 320                -               -                     320
     Interest expense, other....................              12,892              746             493  (c)             14,131
     Management fees and other, net.............                 250              150            (150) (d)                250
                                                            --------         --------          ------                --------

       Income before income taxes and
          extraordinary item....................               6,641              871             397                   7,909

Income tax expense  (benefit)...................               4,659              323             147  (e)              5,129
                                                            --------         --------          ------                --------

     Income before extraordinary item...........               1,982              548             250                   2,780

Extraordinary gain from early retirement of
   debt, net of tax.............................                 457                -               -                     457
                                                            --------         --------          ------                --------

     Net income ................................            $  2,439         $    548          $  250                $  3,237
                                                            ========         ========          ======                ========



      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                           Statements of Operations.

                           AKI, INC. AND SUBSIDIARIES
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

(a) Reflects the decrease in selling, general and administrative expenses ($113 in the three months ended September 30, 2001 and $452 in the year ended June 30, 2001) due to the elimination of certain CP selling and administrative personnel for actual terminations which occurred concurrent with the transaction.

(b) Represents the elimination of CP's historical amortization of goodwill ($72 in the three months ended September 30, 2001 and $288 in the year ended June 30, 2001). Under SFAS 142, CP's goodwill will not be amortized but will be reviewed at least annually for impairment.

(c) Reflects incremental interest expense ($178 in the three months ended September 30, 2001 and $493 in the year ended June 30, 2001) on the incremental net debt of $17,700 at an interest rate of 7%.

(d) Reflects the elimination of management fees to former affiliate ($45 in the three months ended September 30, 2001 and $150 in the year ended June 30, 2001).

(e) Reflects incremental income tax benefi t ($19 in the three months ended September 30, 2001 and $147 in the year ended June 30, 2001) relating to the pro forma condensed consolidated statements of operations' adjustments in (a), (b), (c) and (d) above.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AKI HOLDING CORP.

Date:  March 1, 2002                      By: /s/ Kenneth A. Budde
                                              ------------------------------
                                              Kenneth A. Budde
                                              Senior Vice President &
                                                Chief Financial Officer
                                                (Principal Financial and
                                                 Accounting Officer)



                                          AKI, INC.

Date:  March 1, 2002                      By: /s/ Kenneth A. Budde
                                              ------------------------------
                                              Kenneth A. Budde
                                              Senior Vice President &
                                                Chief Financial Officer
                                                (Principal Financial and
                                                 Accounting Officer)

                                  EXHIBIT INDEX



Exhibit                   Description
-------                   -----------


2.1 Asset Purchase Agreement dated as of December 18, 2001 by and among Heritage Marketing Corporation, Color Prelude, Inc. and IST, Corp. (filed with the Registrants' Form 8-K dated December 26, 2001).
10.1 Amended and Restated Credit Agreement dated as of December 18, 2001 by and among AKI, Inc. and Heller Financial, Inc. and Other Financial Institutions Party hereto (filed with the Registrants' Form 8-K dated December 26, 2001).
99.1 Press release issued on December 20, 2001 by AKI, Inc. (filed with the Registrants' Form 8-K dated December 26, 2001).